UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	June 25, 2007
(Date of earliest event reported)	June 21, 2007

ONEOK, Inc.

(Exact name of registrant as specified in its charter)
Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 21, 2007, our board of directors was expanded from 11 to 13 members and Julie H. Edwards and Jim W. Mogg were elected to our board.

Ms. Edwards will serve as a Class C director and as a member of our Audit Committee and our Corporate Governance Committee. She previously served on our board of directors from January 15, 2004 to July 1, 2005. Ms. Edwards served as Senior Vice President - Corporate Development of Southern Union Company from November 2006 to January 2007 and as Senior Vice President and Chief Financial Officer of Southern Union Company from July 2005 to November 2006. From April 2000 to June 2005, she was Executive Vice President - Finance and Administration and Chief Financial Officer of Frontier Oil Corporation. Ms. Edwards also serves on the boards of directors of Noble Corporation and NATCO Group, Inc.

Mr. Mogg will serve as a Class B director and as a member of our Executive Compensation Committee and our Corporate Governance Committee. From August 2005 to April 2007, he served as Chairman of the Board of DCP Midstream GP, LLC, the general partner of DCP Midstream GP, LP, which in turn is the general partner of DCP Midstream Partners, LP. From January 2004 to September 2006, he served as Group Vice President, Chief Development Officer and advisor to the Chairman of Duke Energy. Mr. Mogg served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to December 2003 and as Chairman, President and Chief Executive Officer from April 2000 through December 2003. Mr. Mogg was Vice Chairman of TEPPCO Partners, L.P. from April 2000 to May 2002 and Chairman of TEPPCO Partners, L.P. from May 2002 to February 2005. Mr. Mogg also serves on the board of directors of Bill Barrett Corporation.

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Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated June 21, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	June 25, 2007	By:	/s/ Curtis L. Dinan
Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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